Exhibit 10.15

FORM –2025	EXECUTION COPY

FORM OF AUTHORIZED PARTICIPANT AGREEMENT

FOR 21SHARES CRYPTO EXCHANGE-TRADED PRODUCTS

This Authorized Participant Agreement (the “Agreement”), dated as of __________________, 2025, is entered into by and between, 21Shares US LLC, a Delaware limited liability company and the sponsor (the “Sponsor”) of the each of the trusts named on Exhibit A hereto (each a “Trust”) and together the “Trusts”), for itself, and as sponsor of the Trusts, and_____, a [Delaware corporation] (the “Authorized Participant”), and is subject to acceptance by The Bank of New York Mellon (“BNY Mellon” or “Transfer Agent”).

SUMMARY

The Sponsor serves in its capacity as Sponsor of each Trust, pursuant to an Amended and Restated Declaration of Trust and Trust Agreement for each Trust, (each a “Trust Agreement”). BNY Mellon and Foreside Global Services, LLC (the “Order Examiner”) each serve as agents of the Sponsor and/or each Trust for the purposes of this Agreement, and all references to agreements, obligations or duties of Transfer Agent, or Order Examiner herein shall be deemed references to agreements, obligations or duties of the Sponsor or the Trust acting through the relevant agent. As provided in each Trust Agreement and described in each Trust’s prospectus, which is contained in each Trust’s Registration Statement (as defined below) as supplemented and amended from time to time (the “Prospectus”), common units of fractional undivided beneficial interest in and ownership of the Trust (the “Shares”) may be created or redeemed through the Transfer Agent by the Authorized Participant in aggregations of a specified number of Shares stated in the Prospectus and restated in Exhibit E hereto (each aggregation, a “Creation Basket” or “Redemption Basket,” respectively; collectively, “Baskets”). Creation Baskets are offered only pursuant to the most recent registration statement of each Trust, as declared effective by the Securities and Exchange Commission (the “SEC”) and remaining effective and current, and no stop order having been issued with respect to it, and as the same may be amended from time to time thereafter (collectively, the “Registration Statement”). Authorized Participants are the only persons that may place orders to create and redeem Creation Baskets or Redemption Baskets.

Capitalized terms used but not defined in this Agreement shall have the meanings assigned to such terms in the applicable Prospectus. To the extent there is a conflict between any provision of this Agreement (other than the indemnities provided in Section 10) and the provisions of the relevant Prospectus, the provisions of the relevant Prospectus shall control.

To give effect to the foregoing premises and in consideration of the mutual covenants and agreements set forth below, the parties hereto agree as follows:

Section 1. Order Placement.

To place an order for the creation or redemption of one or more Baskets on its behalf or on behalf of a designated agent or client of the Authorized Participant (an “Authorized Participant Designee”) an Authorized Participant must follow the procedures for creation and redemption referred to in Section 4 of this Agreement and attached to this Agreement as Exhibit B (the “Procedures”) and in the applicable Prospectus.

Section 2. Status and Obligations of Authorized Participant.

The Authorized Participant represents and warrants and covenants the following:

(a) The Authorized Participant is a participant of the Depository Trust Company (“DTC”) (as such a participant, a “DTC Participant”). If the Authorized Participant ceases to be a DTC Participant, the Authorized Participant shall give prompt notice to the Sponsor of such event, and this Agreement shall terminate immediately as of the date the Authorized Participant ceased to be a DTC Participant.

(b) Unless Section 2(c) applies, the Authorized Participant either (i) is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”), or (ii) is exempt from being, or otherwise is not required to be, licensed as a broker-dealer or a member of FINRA, and in either case is qualified to act as a broker or dealer in the states or other jurisdictions where its responsibilities under this Agreement so require. The Authorized Participant will maintain any such registrations, qualifications and membership in good standing and in full force and effect throughout the term of this Agreement. The Authorized Participant will comply with all applicable federal law, the laws of the states or other jurisdictions in connection with creations and redemptions of the Shares, and the rules and regulations promulgated thereunder, including, but not limited to those applicable to securities and commodities transactions, and with the Constitution, By-Laws and Conduct Rules of FINRA (if it is a FINRA member, and when and as applicable) to the extent the foregoing relate to the Authorized Participant’s transactions in, and activities with respect to the Baskets. The Authorized Participant will not directly or indirectly offer or sell Shares in or from any state or jurisdiction where the applicable Prospectus indicates that they may not lawfully be offered or sold.

(c) If the Authorized Participant is offering or selling Shares in jurisdictions outside the several states, territories and possessions of the United States, the Authorized Participant will (i) observe the applicable laws of the jurisdiction in which such offer and/or sale is made, and (ii) comply with the full disclosure requirements of the Securities Act of 1933, as amended (the “1933 Act”) and, if applicable, the Commodities Exchange Act (the “CEA”), and the rules and regulations promulgated thereunder (to the extent applicable).

(d) The Authorized Participant has written policies and procedures reasonably designed to comply with all economic sanctions laws, rules, regulations, executive orders and requirements administered by any governmental authority of the United States (including the Office of Foreign Assets Control (OFAC) of the U.S. Department of the Treasury) or any other applicable domestic or foreign authority with jurisdiction over the Authorized Participant applicable to it and the money laundering and related provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “PATRIOT Act”), as amended, and the regulations promulgated thereunder.

(e) The Authorized Participant has the capability to send and receive communications via an authenticated telecommunication facility to and from the Sponsor and its agents, Foreside Global Services, LLC and BNY Mellon. The Authorized Participant shall confirm such capability to the satisfaction of the Sponsor, BNY Mellon and the Order Examiner by the end of the Business Day before placing its first order with BNY Mellon (whether such order is to create or to redeem Baskets). If required by the Order Examiner or BNY Mellon with respect to authorized telecommunications by telephonic facsimile, the Authorized Participant shall enter into a separate agreement with the Order Examiner or BNY Mellon, as the case may be, indemnifying such party with respect to its communications by telephonic facsimile.

Because new Baskets can be created and Shares therein issued on an ongoing basis, at any point during the life of a Trust, a “distribution,” as such term is used in the 1933 Act, may be occurring with respect to resales of these Shares. The Authorized Participant understands that some of its activities may result in its being deemed a participant in a distribution in a manner that would render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the 1933 Act. The Authorized Participant will review the “Plan of Distribution” portion of the applicable Prospectus and consult with its own counsel in connection with entering into this Agreement and placing an Order (as defined in Section 4). The Authorized Participant understands that in addition to satisfying the prospectus delivery and disclosure requirements of the 1933 Act applicable to it, the Authorized Participant and any other participant in the distribution of the Shares purchased by the Authorized Participant also has the obligation to comply with any disclosure delivery requirements under the CEA applicable to it through delivery of the applicable Prospectus to purchasers of Shares.

Section 3. Procedures.

This Agreement is intended to set forth certain premises and the procedures by which the Authorized Participant may purchase and/or redeem outside the CNS Clearing Process (i.e., through the manual process of The Depository Trust Company (“DTC”)) (the “DTC Process”).

Section 4. Orders.

(a) All orders to create or redeem Baskets (except in the case of an Authorized Participant’s initial order to purchase one or more Creation Baskets on the first day the Baskets are to be offered and sold) shall be made in accordance with the terms of the applicable Prospectus, this Agreement and the Procedures. Each party will comply with such foregoing terms to the extent applicable to it. The Sponsor may issue additional or other procedures from time to time relating to the manner of creating or redeeming Baskets and the Authorized Participant will comply with such procedures.

(b) The Authorized Participant acknowledges and agrees on behalf of itself or its affiliate and any party for which it is acting or for which is acting on its behalf (whether such party is a customer or otherwise) that each order to create a Basket or Baskets (a “Purchase Order”) and each order to redeem a Basket or Baskets (a “Redemption Order,” and each Purchase Order and Redemption Order, an “Order”) may not be withdrawn by the Authorized Participant after it has been accepted by the applicable Trust (directly or through the Sponsor or Order Examiner).

(c) The Sponsor shall treat the Authorized Participant in an identical manner as it treats other participants with which it has entered in an authorized participant agreement and shall not reject an Order of the Authorized Participant other than for the same reasons as it would reject an Order of any other participant.

(d) The Sponsor acting by itself or through BNY Mellon or the Order Examiner shall have the absolute right, but shall have no obligation, to reject any Purchase Order or Creation Basket Deposit (as defined in Section 7) (i) if the Sponsor determines and has publicly disclosed such determination, due to position limits or otherwise, that investment alternatives that will enable the applicable Trust to meet its investment objective are not available to such Trust at that time; (ii) if the order is determined by the Sponsor not to be in proper form and the Sponsor discloses to the Authorized Participant the basis for its conclusion and a reasonable opportunity to correct the order so as to allow it to be accepted; (iii) if the Sponsor believes that acceptance would have adverse tax consequences to the applicable Trust or its shareholders and has disclosed to the Authorized Participant how to revise the order so that it can be accepted without adverse tax consequences; (iv) if the acceptance or receipt of a Creation Basket Deposit would, in the opinion of counsel to the Sponsor, be unlawful and the Sponsor has disclosed to the Authorized Participant how to revise the order so that it can be accepted without being unlawful; or (v) if circumstances outside the control of the Sponsor, the Order Examiner or BNY Mellon make it for all practical purposes not feasible to process creations of Creation Baskets. None of the Sponsor, the Order Examiner or BNY Mellon shall be liable to any person by reason of the rejection of any Purchase Order or Creation Basket Deposit.

(e) The Sponsor acting by itself or through BNY Mellon may, in its sole discretion, reject any Redemption Order (i) determined by the Sponsor not to be in proper form provided the Sponsor discloses to the Authorized Participant the basis for its conclusion and a reasonable opportunity to correct the order so as to allow it to be accepted; (ii) the fulfillment of which its counsel advises would be unlawful and the Sponsor has disclosed to the Authorized Participant how to revise the order so that it can be accepted without being unlawful, or (iii) if, as a result of the redemption, the number of remaining outstanding Shares would be reduced to fewer than the number of Shares in one Basket or as otherwise stated in the Prospectus.

Section 5. Fees.

In connection with each Order by an Authorized Participant to create or redeem one or more Baskets, unless waived by the Sponsor, the Sponsor shall charge, and the Authorized Participant shall pay to the Sponsor, the transaction fee (the “Transaction Fee”) prescribed in the Prospectus and restated in Exhibit E hereto applicable to such creation or redemption. The Transaction Fee may be adjusted from time to time as set forth in the applicable Prospectus and will on any given day be determined in a uniform manner for all authorized participants for the applicable Trust.

Section 6. Authorized Persons.

Concurrently with the execution of this Agreement and as requested in writing from time to time thereafter, the Authorized Participant shall deliver to the Sponsor and BNY Mellon, duly certified as appropriate by its secretary or other duly authorized official, a certificate in the form of Exhibit C setting forth the names and signatures of all persons authorized to give instructions relating to activity contemplated hereby or by any other notice, request or instruction given on behalf of the Authorized Participant (each, an “Authorized Person”). The Sponsor and BNY Mellon may accept and rely upon such certificate as conclusive evidence of the facts set forth therein and shall consider such certificate to be in full force and effect until the Sponsor and BNY Mellon receive a superseding certificate bearing a subsequent date. Upon the termination or revocation of authority of any Authorized Person by the Authorized Participant, the Authorized Participant shall give immediate written notice of such fact to the Sponsor and the Transfer Agent, and such notice shall be effective upon receipt by the Sponsor and BNY Mellon.

Section 7. Creation Procedures.

(a) To the extent permitted under the registration statement for an applicable Trust, Creation Baskets will be created in exchange for a deposit of cash or the applicable digital asset (the “Digital Asset”), in accordance with the terms of the Purchase Order submitted by the Authorized Participant and the procedures set forth in Exhibit B hereto. The Authorized Participant shall have no obligation to submit a Purchase Order ever hereunder.

(b) On any Business Day, an Authorized Participant, for itself as principal or as an agent for an Authorized Participant Designee, may place an order with the Transfer Agent to create one or more Creation Baskets of the applicable Trust in accordance with this Agreement and the Procedures (a “Purchase Order”). Purchase Orders must be placed by 12:00 p.m. ET and (in the case of cash orders) prefunded by 2:00 p.m. ET, the close of regular trading on the Cboe BZX Exchange, Inc., or another similar Exchange identified by the Sponsor (the “Exchange”), or another time determined by the Sponsor. Except as provided herein, all Purchase Orders of the Authorized Participant shall be accepted by the Sponsor and the Order Examiner when submitted in good form. The day on which the Order Examiner receives a valid Purchase Order, as approved by the Order Examiner, is the “Purchase Order Date”. Under certain circumstances, the Sponsor, in its sole discretion, may limit Authorized Participants to place purchase orders if Digital Asset Counterparties are not able to provide sufficient Digital Asset liquidity to the applicable Trust. Prior to the delivery of cash or Digital Assets for a Purchase Order, the Authorized Participant must also have wired to the Transfer Agent for the applicable Trust the non-refundable transaction fee due for the Purchase Order.

(c) To effectuate a cash creation order, the Authorized Participant will be required to prefund with cash the applicable Trust’s purchase of the Digital Asset in an amount set by the Sponsor. The Authorized Participant will be required to transfer the cash deposit amount associated with such creation order to the applicable Trust’s account with the Cash Custodian. The Sponsor, on behalf of the applicable Trust, will instruct a Digital Asset Counterparty to purchase the amount of the Digital Asset equivalent in value to the cash deposit amount associated with the creation order, with such purchase transaction prearranged to be executed, in the Sponsor’s reasonable efforts, at the Index price used by the applicable Trust to calculate NAV, taking into account any spread, commissions, or other trading costs on the applicable Creation Order Date. The resulting Digital Assets will be deposited in the applicable Trust’s account with the applicable Digital Asset Custodian. Any slippage incurred (including, but not limited to, any trading fees, spreads, or commissions), on a cash equivalent basis, will be the responsibility of the Authorized Participant and not of the applicable Trust or Sponsor.

(d) To the extent the execution price of the Digital Asset acquired by the Digital Asset Counterparty at settlement is less than the cash deposit amount, such cash difference will be remitted to the Authorized Participant. To the extent the execution price of the Digital Asset acquired by the Digital Asset Counterparty exceeds the cash deposit amount, such cash difference will be the responsibility of the Authorized Participant and not the applicable Trust or Sponsor.

(e) To effectuate an in-kind creation order, the Authorized Participant or an Authorized Participant Designee will be required to deposit the required amount of the Digital Asset associated with such creation order to the applicable Trust’s account with the Digital Asset Custodian. Any slippage incurred (including, but not limited to, any trading fees, spreads, or commissions), on a Digital Asset basis, will be the responsibility of the Authorized Participant and not of the applicable Trust or Sponsor.

(f) No Shares will be issued unless and until the Sponsor and Transfer Agent of the applicable Trust have confirmed that any outstanding cash or Digital Assets due from the Authorized Participant, as applicable, have been settled with the applicable Trust. To the extent that Digital Asset transfers from the applicable Trust’s Trading Balance to the Trust’s Vault are delayed due to congestion or other issues with the Digital Asset network, such Digital Asset will not be held in cold storage in the Vault until such transfers can occur.

(g) Following an Authorized Participant’s purchase order, the applicable Trust’s Digital Asset Custodian account must be credited with the required Digital Asset by the end of the Business Day following the purchase order date. Under most circumstances, the Digital Assets associated with a Creation Basket Deposit will be deposited with the Digital Asset Custodian in the applicable Trust’s Cold Vault Balance, although in some circumstances, Digital Asset may be deposited outside of cold storage. Upon receipt of the Digital Asset deposit amount in the applicable Trust’s Digital Asset Custodian account, the Digital Asset Custodian will notify the Transfer Agent of the applicable Trust, the Authorized Participant and the Sponsor that the Digital Assets have been deposited. Upon confirmation by the Sponsor and Transfer Agent that any outstanding cash or Digital Assets, as applicable, due from the Authorized Participant have been settled with the applicable Trust, the Transfer Agent of the Trust will then direct DTC to credit the number of Shares created to the applicable DTC account of the Authorized Participant.

(h) The total deposit required to create each Basket (“Creation Basket Deposit”) changes from day to day. On each day that the Exchange is open for regular trading, the Administrator adjusts the quantity of Digital Assets and/or cash constituting the Creation Basket Deposit as appropriate to reflect accrued expenses and any loss of Digital Asset that may occur. The computation is made by the applicable Trust’s administrator as promptly as practicable after 4:00 p.m. EST.

(i) Where an Authorized Participant purchases Shares via a cash transaction, the total deposit amount required to create each Basket (“Basket Deposit”) is the amount of cash equivalent to the amount of Digital Asset that is in the same proportion to the total assets of the applicable Trust, net of accrued expenses and other liabilities, on the date the order to purchase is properly received, as the number of Shares to be created under the purchase order is in proportion to the total number of Shares outstanding on the date the order is received, plus a cash buffer set by the Sponsor. Where an Authorized Participant purchases Shares via an in-kind transaction, the total Basket Deposit is the amount of Digital Assets that is in the same proportion to the total assets of the applicable Trust, net of accrued expenses and other liabilities, on the date the order to purchase is properly received, as the number of Shares to be created under the purchase order is in proportion to the total number of Shares outstanding on the date the order is received.

(j) Each Business Day and after market close, the Sponsor will publish the amount of cash or Digital Asset that will be required in exchange for each Creation Basket Deposit. By placing a cash Purchase Order, an Authorized Participant agrees to deposit the Creation Basket Deposit. By placing an in-kind Purchase Order, an Authorized Participant agrees to deposit or to arrange for an Authorized Participant Designee to deposit the Creation Basket Deposit.

(k) The Authorized Participant shall not have any liability in regard to cancellation of a cash Order (before the cut off time) other than reimbursement of reasonable costs, although the Sponsor may terminate this Agreement if such failures occur frequently. The applicable Trust and Sponsor shall not have any liability with regard to any cancellation of a cash Order. Failure to consummate such a deposit (before the cut off time) shall result in the cancellation of the cash Order. Authorized Participants may not withdraw a cash Creation Order request. Once a Purchase Order is accepted by the Sponsor, the Authorized Participant cannot cancel that Purchase Order.

(l) For an in-kind Purchase Order, in the event the Authorized Participant, or an Authorized Participant Designee, has not deposited the Digital Assets to the applicable Trust by the applicable time on the settlement date of the in-kind creation order, the Authorized Participant will be given one of the following options by the Trust to: (i) delay settlement of the order to enable delivery of the Digital Assets at a later date to be determined by the Sponsor or (ii) accept that the applicable Trust will execute a Digital Asset transaction required for the creation and the Authorized Participant will deliver the U.S. dollars required for this purchase. The Authorized Participant shall be responsible for the dollar cost of the difference between the Digital Asset price utilized in calculating NAV per Share on trade date and the price at which the applicable Trust acquires the Digital Assets to the extent the price realized in buying the Digital Assets is higher than the Digital Asset price utilized in the NAV. To the extent the price realized in buying the Digital Asset is lower than the Digital Asset price utilized in the NAV, the Authorized Participant shall get to keep the dollar impact of any such difference.

(m) The Authorized Participant shall not have any liability in regard to delay or acceptance of the substitution of cash for an in-kind Order in accordance with the procedure provided in the preceding paragraph other than reimbursement of reasonable costs, although the Sponsor may terminate this Agreement if such failures occur frequently. The applicable Trust and Sponsor shall not have any liability with regard to any delay or acceptance of the substitution of cash for an in-kind Order in accordance with the procedure provided in the preceding paragraph.

(n) An Authorized Participant who places a Purchase Order is responsible for transferring in accordance with the applicable procedures set forth in Exhibit B hereto to the applicable Trust the required amount of cash or Digital Assets in each case before the cut off time on the Purchase Order Date (T) and shall settle no later than the next Business Day following the Purchase Order Date (T+1) any residual cash amount, except in the case of an Authorized Participant’s initial order to purchase one or more Creation Baskets of the applicable Trust on the first day the Baskets of the Trust are to be offered and sold, when the Creation Basket Deposit will be due on the date the Purchase Order was accepted by the Transfer Agent. Upon confirmation by the Sponsor and BNY Mellon that any outstanding cash or Digital Assets due from the Authorized Participant have, as applicable, been settled with the applicable Trust, BNY Mellon will direct DTC to credit the number of Baskets ordered to the Authorized Participant’s DTC account. Upon a failure to receive the deposit amount, BNY Mellon will cancel the order and return any Transaction Fee and other payment delivered by the Authorized Participant to the Authorized Participant.

Section 8. Redemption Procedures.

(a) To the extent permitted under the registration statement for an applicable Trust, an Authorized Participant may redeem a Basket via cash or in-kind in accordance with Exhibit B hereto). The Authorized Participant shall have no obligation to submit a Redemption Order ever hereunder.

(b) On any Business Day, an Authorized Participant may, for itself as principal or as an agent for an Authorized Participant Designee, place an order with the Transfer Agent of the applicable Trust to redeem one or more Redemption Baskets of the applicable Trust in accordance with this Agreement and the Procedures. Redemption Orders must be placed by 12:00 p.m. ET, or the close of regular trading on the Exchange, or another time as determined by the Sponsor. Except as provided herein, all Redemption Orders of the Authorized Participant shall be accepted by the Sponsor and the Order Examiner and shall be accepted when submitted in good form. The day on which the Transfer Agent of the applicable Trust receives a valid Redemption Order, as approved by the Order Examiner, is the “Redemption Order Date.”

(c) By placing a Redemption Order, an Authorized Participant agrees to deliver the required (i) cash indicated in the Redemption Order to the applicable Trust’s account with BNY Mellon, or (ii) Digital Assets indicated in the Redemption Order to the applicable Trust’s account with the Digital Asset Custodian, in each case not later than 2:00 p.m. ET, or another time as determined by the Sponsor. Failure to consummate such delivery shall result in the cancellation of the order, and the Authorized Participant shall have no liability in respect thereto other than for reimbursement of reasonable costs directly related to the cancellation. Prior to the delivery of the redemption distribution for a Redemption Order, the Authorized Participant must also have wired to the Transfer Agent of the applicable Trust the non-refundable Transaction Fee due for the Redemption Order. Once a Redemption Order is accepted by the Sponsor, the Authorized Participant cannot cancel that Redemption Order. Under certain circumstances, the Sponsor, in its sole discretion, may limit Authorized Participants to place redemption orders if Digital Asset Counterparties are not able to provide sufficient Digital Asset liquidity to the applicable Trust.

(d) To effectuate a cash Redemption Order, the Authorized Participant will be required to deposit the Shares into the applicable Trust’s DTC account. Once the Sponsor determines that the Shares have been received in the applicable Trust’s DTC account, the Sponsor authorizes the Digital Asset Custodian to transfer the redemption Digital Asset amount from the Trust’s Digital Asset Custodian account to the Digital Asset Counterparty for conversion to cash to be distributed to the Authorized Participant upon settlement.

(e) The Sponsor, on behalf of the applicable Trust, will instruct a Digital Asset Counterparty to sell the amount of Digital Assets equivalent in value to the Redemption Basket associated with the Redemption Order, with such purchase transaction prearranged to be executed, in the Sponsor’s reasonable efforts, at the Index price used by the applicable Trust to calculate NAV, taking into account any spread, commissions, or other trading costs on the applicable Redemption Order Date. Any slippage incurred (including, but not limited to, any trading fees, spreads, or commissions), on a cash equivalent basis, will be the responsibility of the Authorized Participant and not of the applicable Trust or Sponsor.

(f) The redemption distribution and any cash pre-funded due from the applicable Trust is delivered to the Authorized Participant on the Redemption Distribution Date if the Trust’s DTC account has been credited with the Baskets to be redeemed, the Redemption Order accepted by the Sponsor, and the Sponsor and Transfer Agent for the applicable Trust confirm that any outstanding Shares and cash due from the Authorized Participant have been settled with the Trust.

(g) To effectuate an in-kind redemption order, the Authorized Participant will be required to deposit the Shares into the applicable Trust’s DTC account. Once the Sponsor determines that the Shares have been received in the applicable Trust’s DTC account, the Sponsor will authorize the Digital Asset Custodian to transfer the redeemed Digital Asset amount from the Trust’s Digital Asset Custodian account to the Authorized Participant or, at the Authorized Participant’s direction, the Authorized Participant Designee.

(h) The redemption distribution is delivered to the Authorized Participant or, at the Authorized Participant’s direction, the Authorized Participant Designee on the Redemption Distribution Date if the applicable Trust’s DTC account has been credited with the Baskets to be redeemed, the Redemption Order accepted by the Sponsor, and the Sponsor and Transfer Agent for the applicable Trust confirm that any outstanding Shares from the Authorized Participant have been settled with the Trust.

(i) The Sponsor, acting by itself or through BNY Mellon, or the Order Examiner may, in its discretion, suspend the right of redemption, or postpone the Redemption Distribution Date subject to prior disclosure to the public, in the case of (i), (iii) and (iv) (below) together with amendment of the Registration Statement and notice as to when redemptions will re-commence and, in the case of (ii) (below) disclosure to the Authorized Participant of all changes to be made to the Redemption Order to cause it to be accepted as in proper form, (i) for any period during which the Exchange is closed other than customary weekend or holiday closings, or trading on the Exchange is suspended or restricted; (ii) the order is not in proper form as determined by the applicable Trust, BNY Mellon or the Order Examiner; (iii) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of Digital Asset is not reasonably practicable; or (iv) for such other period as the Sponsor reasonably determines to be necessary for the protection of shareholders. None of the Sponsor, the Order Examiner, or BNY Mellon will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

Section 9. Role of Authorized Participant.

(a) The Authorized Participant acknowledges that, for all purposes of this Agreement, the Authorized Participant is and shall be deemed to be an independent contractor and has and shall have no authority to act as agent for any Trust, the Order Examiner, BNY Mellon or the Sponsor in any matter or in any respect.

(b) The Authorized Participant will, to the extent reasonably practicable, make itself and its employees available, upon reasonable prior request, during normal business hours to consult with the Sponsor and BNY Mellon concerning the performance of the Authorized Participant’s responsibilities under this Agreement; provided that the Authorized Participant shall be under no obligation to divulge or otherwise discuss any information that the Authorized Participant believes (i) is confidential or proprietary in nature or (ii) the disclosure of which to third parties would be prohibited by applicable law or by a non-disclosure agreement to which the Authorized Participant is bound.

(c) Notwithstanding the provisions of Section 9(b), the Authorized Participant will, to the extent required by applicable law and consistent with the provisions of law applicable to it, maintain records of all sales of Creation Baskets made by or through it and, upon reasonable request of the Sponsor, except if prohibited by applicable law and subject to any privacy obligations or other obligations it may have to its customers arising under contract or the federal or state securities laws, will use its reasonable efforts to furnish the Sponsor with the names and addresses of the purchasers of such Creation Baskets and the number of Creation Baskets purchased if and to the extent that the Sponsor has been requested to provide such information to a governmental agency or department or self-regulatory organization that regulates the applicable Trust and its activities and the Sponsor and its activities (to the extent such activities pertain to such applicable Trust), including but not limited to the Securities Exchange Commission, Financial Industry Regulatory Authority, National Futures Association, Commodity Futures Trading Commission, Internal Revenue Service, FinCen or applicable state regulators (“Trust Regulators”). For the avoidance of doubt, all such information provided by the Authorized Participant shall be confidential and shall not be used for any purpose other than to satisfy requests of Trust Regulators.

(d) Each Trust may from time to time be obligated under applicable law to deliver prospectuses, proxy materials, annual or other reports of the Trust or other similar information (“Trust Documents”) to such Trust’s shareholders. The Authorized Participant agrees (i) subject to any contractual obligations, privacy obligations, or obligations arising under federal or state securities laws it may have to its customers, to reasonably assist the Sponsor in ascertaining certain information regarding sales of Creation Baskets made by or through the Authorized Participant that is necessary for the applicable Trust to comply with such obligations upon written request of the Sponsor or (ii) in lieu thereof, and at the option of the Authorized Participant, the Authorized Participant may undertake to deliver Trust Documents to the Authorized Participant’s customers that custody Shares with the Authorized Participant, after receipt from the applicable Trust of sufficient quantities of such Trust Documents to allow mailing thereof to such customers. The expenses associated with such transmissions shall be borne in full by the Sponsor. The Sponsor agrees that the names, addresses and other information concerning the Authorized Participant’s customers are and shall remain the sole property of the Authorized Participant, and none of the Sponsor, any Trust or any of their respective affiliates shall use such names, addresses or other information for any purposes except in connection with the performance of their duties and responsibilities hereunder and except to the extent necessary for the applicable Trust to meet its regulatory requirements as set forth in Section 9(c) and in this Section 9(d) of the Agreement.

Section 10. Indemnification.

(a) Indemnification of Authorized Participant. The Sponsor agrees to indemnify, defend and hold harmless the Authorized Participant, its partners, stockholders, members, directors, officers, employees, affiliates, agents and any person who controls such persons within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons (each a “Sponsor Indemnified Person”), from and against any loss, damage, expense, liability or claim (including reasonable attorney fees and the reasonable cost of investigation) which the Authorized Participant or any such person may incur under the 1933 Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon:

(1) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended or supplemented) or in a Prospectus (the term Prospectus for the purpose of this Section 10 being deemed to include the Prospectus and the Prospectus as amended or supplemented) or any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning the Authorized Participant furnished in writing by or on behalf of the Authorized Participant to the Sponsor expressly for use in such Registration Statement;

(2) any untrue statement or alleged untrue statement of a material fact or breach by the Sponsor of any covenant, representation or warranty contained in this Agreement;

(3) the failure by the Sponsor, a Trust or their respective agents to perform when and as required, any agreement, obligation, duty or covenant contained herein or in the Prospectus unless such failure occurred as a result of the Sponsor’s strict adherence to instructions reasonably given to it by such Sponsor Indemnified Person;

(4) any material breach by the Sponsor of any provision of this Agreement that relates to the Sponsor, unless such breach occurred as a result of the Sponsor’s strict adherence to instructions reasonably given to it by such Sponsor Indemnified Person;

(5)  actions of such Sponsor Indemnified Person in reasonable reliance upon any instructions issued or representations made by the Sponsor or the applicable Trust in accordance with this Agreement or Exhibit B hereto reasonably believed by the Authorized Participant to be genuine and to have been given by the Sponsor or the applicable Trust; or

(6) the failure by the Sponsor, a Trust or their respective agents to comply with applicable laws and the rules and regulations of any governmental entity or any self-regulatory organization to the extent the foregoing relates to transactions in and activities with respect to Baskets.

In no case is the indemnity of the Sponsor in favor of the Authorized Participant and such other persons as are specified in this Section 10(a): (x) to be deemed to protect the Authorized Participant and such persons against any liability to the Sponsor or the applicable Trust to which the Authorized Participant would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement or (y) intended to cover any loss of cash or Digital Assets by any third party facilitator used by an Authorized Participant in connection with Purchase Orders and Redemption Orders as set forth in Exhibit B hereto.

If any action, suit or proceeding (each, a “Proceeding”) is brought against a Sponsor Indemnified Person or any such person in respect of which indemnity may be sought against the Sponsor pursuant to the foregoing paragraph, such Sponsor Indemnified Person shall promptly notify the Sponsor in writing of the institution of such Proceeding, provided, however, that the omission to so notify the Sponsor shall not relieve the Sponsor or the applicable Trust from any liability which it may have to the Sponsor Indemnified Person except to the extent that it has been materially prejudiced by such failure and has not otherwise learned of such Proceeding. The Sponsor Indemnified Person shall have the right to employ its own counsel in any such case and the fees and expenses of such counsel shall be borne by the Sponsor and the applicable Trust and paid as incurred (it being understood, however, that the Sponsor shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the Sponsor Indemnified Persons who are parties to such Proceeding), except for the expenses and fees incurred with respect to matters that are not indemnifiable in accordance with the preceding paragraph. A Sponsor Indemnified Person shall give the Sponsor reasonable prior notice of settlement of any Proceeding in respect of which indemnity may be sought against the Sponsor pursuant to this Section 10(a), provided, however that the omission to so notify the Sponsor shall not relieve the Sponsor or the applicable Trust from any liability which it may have to the Sponsor Indemnified Person.

(b) The Authorized Participant agrees to indemnify, defend and hold harmless each of the applicable Trust, the Transfer Agent, the Sponsor and its partners, stockholders, members, directors, officers, employees and any person who controls the Sponsor within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons (each, an “AP Indemnified Person”), from and against any loss, damage, expense, liability or claim (including reasonable attorney fees and the reasonable cost of investigation) which the AP Indemnified Person may incur (i) as a result of or in connection with any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of the Authorized Participant to the Sponsor expressly for use in the Registration Statement (or in the Registration Statement as amended or supplemented by any post-effective amendment thereof) or in a Prospectus, (ii) that arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading; (iii)(A) any representation by the Authorized Participant, its employees or its agents or other representatives about the Shares, any AP Indemnified Party or the applicable Trust that is not consistent in any material way with the applicable Trust’s then-current Prospectus made in connection with the offer or the solicitation of an offer to buy or sell Shares and (B) any untrue statement or alleged untrue statement of a material fact contained in any research reports, marketing material and sales literature described in Section 14(b) or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein when read together with the Prospectus, in the light of the circumstances under which they were made, not misleading to the extent that such statement or omission relates to the Shares or any AP Indemnified Party, unless, in either case of clauses (iii)(A) and (iii)(B), such representation, statement or omission was made or included by the Authorized Participant at the written direction of the Sponsor, the applicable Trust or a service provider to the applicable Trust or is based upon any omission or alleged omission by the Sponsor or the applicable Trust to state a material fact in connection with such representation, statement or omission necessary to make such representation, statement or omission not misleading (but the Authorized Participant shall not be required to indemnify and hold harmless an AP Indemnified Party for any losses to the extent caused by the gross negligence, fraud or willful malfeasance of an AP Indemnified Party, or violation of law or of the Procedures by any other authorized participant or its agent or customers); (iv) any material breach by the Authorized Participant of any provisions of this Agreement that relates to the Authorized Participant, including its representations, warranties and covenants, unless such breach occurred as a result of the Authorized Participant’s strict adherence to instructions reasonably given to it by such AP Indemnified Party; (v) any material failure on the part of the Authorized Participant to perform any of its obligations set forth in this Agreement, unless such failure occurred as a result of the Authorized Participant’s strict adherence to instructions reasonably given to it by such AP Indemnified Party; (vi) the Authorized Participant’s failure to complete an Order that has been accepted; or (vii) any failure by the Authorized Participant to comply with applicable laws and the rules and regulations of any governmental entity or any self-regulatory organization to the extent the foregoing relates to the Authorized Participant’s transactions in, and activities with respect to, Shares under this Agreement, unless such failure occurred as a result of the Authorized Participant’s strict adherence to instructions reasonably given to the Authorized Participant by such AP Indemnified Party.

The Authorized Participant will also indemnify each AP Indemnified Person from and against any reasonable loss, damage, expense, liability or claim (including the reasonable cost of investigation) which such AP Indemnified Person may incur as a result of or in connection with any actions of an AP Indemnified Person in accordance with any instructions reasonably believed by an AP Indemnified Party to be genuine and have been given by the Authorized Participant except in the case of any loss, damage, expense, liability or claim resulting from the gross negligence or willful misconduct of an AP Indemnified Person. In no case is the indemnity of the Authorized Participant in favor of each AP Indemnified Person to be deemed to protect the AP Indemnified Person and such persons against any liability to the Authorized Participant to which the AP Indemnified Person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

If any Proceeding is brought against an AP Indemnified Person, such AP Indemnified Person shall promptly notify the Authorized Participant in writing of the institution of such Proceeding; provided, however, that the omission to so notify the Authorized Participant shall not relieve the Authorized Participant from any liability which it may have to such AP Indemnified Person except to the extent that it has been materially prejudiced by such failure and has not otherwise learned of such Proceeding. The AP Indemnified Person shall have the right, at its sole discretion, to employ its own, reasonably priced counsel and the fees and expenses of such counsel shall be borne by the Authorized Participant and paid as incurred (it being understood, however, that the Authorized Participant shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the AP Indemnified Persons who are parties to such Proceeding), except for the expenses and fees incurred with respect to matters that are not indemnifiable in accordance with the preceding paragraph. An AP Indemnified Person shall give the Authorized Participant reasonable prior notice of settlement of any Proceeding in respect of which indemnity may be sought against the Authorized Participant pursuant to this Section 10(b), provided, however that the omission to so notify the Authorized Participant shall not relieve the Authorized Participant from any liability which it may have to the AP Indemnified Person.

(c) The indemnity agreements contained in this Section 10 shall remain in full force and effect regardless of any investigation made by or on behalf of the Authorized Participant, its partners, stockholders, members, directors, officers, employees and or any person (including each partner, stockholder, member, director, officer or employee of such person) who controls the Authorized Participant within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act, or by or on behalf of each of the Sponsor, any applicable Trust, their partners, stockholders, members, directors, officers, employees or any person who controls the Sponsor or such Trust within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the initial issuance and delivery of the Shares. The Sponsor and the Authorized Participant agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Sponsor, against any of the Sponsor’s officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or the Prospectus.

Section 11.

(a) Limitation of Liability.

(1) In the absence of gross negligence, bad faith or willful misconduct, none of the Sponsor, the Authorized Participant, the Order Examiner, or BNY Mellon, shall be liable to each other or to any other person, including any party claiming by, through or on behalf of the Authorized Participant, for any losses, liabilities, damages, costs or expenses arising out of any mistake or error in data or other information provided to any of them by each other or any other person or out of any interruption or delay in the electronic means of communications used by them.

(2) None of the Sponsor, the Order Examiner, each applicable Trust or BNY Mellon, shall be liable to the Authorized Participant, each other or to any other person, including any party claiming by, through or on behalf of the Authorized Participant, for any losses, liabilities, damages, costs or expenses arising out of any mistake or by a third party facilitator used by such Authorized Participant in connection with Purchase Orders and Redemption Orders set forth in Exhibit B hereto except to the extent caused by the gross negligence, bad faith or willful misconduct of any of such Sponsor, Order Examiner, Trust or BNY Mellon.

(3) In no event shall any party to this Agreement be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if such parties have been advised of the likelihood of such loss or damage and regardless of the form of action. In no event shall any party to this Agreement be liable for the acts or omissions of DTC, NSCC or any other securities depository or clearing corporation.

(4) The Sponsor, the Order Examiner, each Trust, and BNY Mellon may conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any communication authorized under this Agreement and upon any written or oral instruction, notice, request, direction or consent reasonably believed by them to be genuine, and in no event shall any of the Sponsor, the Order Examiner, the Trusts, or BNY Mellon be liable for any losses incurred as a result of unauthorized use of any PIN.

(5) The Order Examiner and BNY Mellon undertake to perform such duties and only such duties as are expressly set forth herein, or expressly incorporated herein by reference, and no implied covenants of obligations shall be read into this Agreement against the Order Examiner or BNY Mellon.

(6) In the absence of bad faith, gross negligence, or willful misconduct, BNY Mellon, whether acting directly or through its agents, affiliates or attorneys, shall not be liable for any action taken, suffered or omitted or for any error or judgment made by it in the performance of its duties hereunder. BNY Mellon, acting as Transfer Agent or otherwise, shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder, except as may be required as a result of its own gross negligence, willful misconduct or bad faith.

(b) Tax Liability.

The Authorized Participant shall be responsible for the payment of any transfer tax, sales or use tax, stamp tax, recording tax, value added tax and any other similar tax or government charge applicable to the creation or redemption of any Basket made pursuant to this Agreement, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant. To the extent the Sponsor or the applicable Trust is required by law to pay any such tax or charge, the Authorized Participant agrees to promptly indemnify such party for any such payment, together with any applicable penalties, additions to tax or interest thereon.

Section 12. Acknowledgment.

The Authorized Participant acknowledges receipt of a copy of the Prospectus and represents that it has reviewed and understands such document and has had an opportunity to ask questions with respect to the terms thereof. The Sponsor and the applicable Trust agree to process Orders, or cause its agents to process Orders, in accordance with the provisions of the Prospectus of the Trust, the Trust Agreement, and the Procedures.

Section 13. Effectiveness and Termination.

Upon the execution of this Agreement by the parties hereto, this Agreement shall become effective in this form as of the date first set forth above, and may be terminated at any time by any party upon thirty (30) days prior written notice to the other parties unless earlier terminated: (i) in accordance with Section 2(a); (ii) upon notice to the Authorized Participant by the Sponsor in the event of a breach by the Authorized Participant of this Agreement or the procedures described or incorporated herein; (iii) at such time as the applicable Trust is terminated; or (iv) by the Authorized Participant at any time upon prior written notice in the event of a breach by the Transfer Agent of the applicable Trust or the Sponsor of any provision of this Agreement, upon the insolvency or bankruptcy of any of them or of the applicable Trust.

Section 14. Marketing Materials; Representations Regarding Baskets; Identification in Registration Statement.

(a) The Authorized Participant represents, warrants and covenants that, (i) without the written consent of the Sponsor, the Authorized Participant will not make, or permit any of its representatives to make, in connection with any sale or solicitation of a sale of Baskets any representations concerning the Shares or the Sponsor, any Trust, or any AP Indemnified Person other than representations consistent with (A) the then-current Prospectus of the Trust, (B) printed information approved by the Sponsor as information supplemental to such Prospectus or (C) any promotional materials or sales literature furnished to the Authorized Participant by the Sponsor or the Distributor for the applicable Trust, and (ii) the Authorized Participant will not furnish or cause to be furnished to any person or display or publish any information or material relating to the Baskets or any AP Indemnified Person that is not consistent with the applicable Trust’s then current Prospectus. Copies of the then-current Prospectus of the applicable Trust and any such printed supplemental information will be supplied by the Sponsor to the Authorized Participant in reasonable quantities upon request.

(b) The Authorized Participant agrees to comply with the prospectus and disclosure delivery requirements of the federal securities laws to the extent applicable to it. In connection therewith, the Authorized Participant will provide each purchaser of Shares with a copy of the applicable Trust’s Prospectus if required under applicable law.

(c) The Authorized Participant hereby agrees that for the term of this Agreement the Sponsor or its agent, the Order Examiner, may deliver the then-current Prospectus, and any supplements or amendments thereto or recirculation thereof, to the Authorized Participant in Portable Document Format (“PDF”) via electronic mail to such addresses as it provides to the Sponsor from time to time, in lieu of delivering the Prospectus in paper form. The Authorized Participant may revoke the foregoing agreement at any time by delivering written notice to the Sponsor and, whether or not such agreement is in effect, the Authorized Participant may, at any time, request reasonable quantities of the Prospectus, and any supplements or amendments thereto or recirculation thereof, in paper form from the Sponsor or its agent, the Order Examiner. The Authorized Participant acknowledges that it has the capability to access, view, save and print material provided to it in PDF and that it will incur no appreciable extra costs by receiving the Prospectus in PDF instead of in paper form. The Sponsor will, when requested by the Authorized Participant, make available at no cost the software and technical assistance necessary to allow the Authorized Participant to access, view and print the PDF version of the Prospectus.

(d) The parties acknowledge and agree that the Authorized Participant is not acting as an underwriter for the Shares, and the Sponsor agrees not to and to cause the other service providers to agree not (both during the term of this Agreement and thereafter) to describe the role of the Authorized Participant as that of an “underwriter” or to name the Authorized Participant in the Prospectus, without written consent of the Authorized Participant regarding the manner it is named, which shall not state or imply that the Authorized Participant is an underwriter for the Shares or the issuer of the Shares. For as long as this Agreement is effective, the Authorized Participant shall not be named or identified as an authorized participant on the Sponsor’s or the applicable Trust’s website or in the Trust’s Prospectus included within the Registration Statement unless required by the SEC. Upon the termination of this Agreement as to the applicable Trust, (i) during the period prior to when the Sponsor qualifies and elects to file on Form S-3, the Sponsor will remove such identification from the Prospectus in the amendment of the Registration Statement next occurring after the date of the termination of this Agreement and, during the period after when the Sponsor qualifies and elects to file on Form S-3, the Sponsor will promptly file a current report on Form 8-K indicating the withdrawal of the Authorized Participant as an Authorized Participant of the applicable Trust and (ii) the Sponsor will promptly update the applicable Trust’s website to remove any identification of the Authorized Participant as an Authorized Participant of the applicable Trust.

Section 15. Certain Representations, Warranties and Covenants of the Sponsor.

The Sponsor, on its own behalf and on behalf of the Trust, covenants and agrees:

(a) to notify in writing the Authorized Participant promptly of the happening of any event during the term of this Agreement which could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to prepare and deliver or otherwise make available, at the expense of the applicable Trust, to the Authorized Participant copies of such amendments or supplements to such Prospectus as may be necessary to reflect any such change at such time and in such numbers as necessary to enable the Authorized Participant to comply with any obligation it may have to deliver such revised, supplemented or amended Prospectus to customers;

(b) to furnish directly or cause to be furnished to the Authorized Participant, at each time (i) the Registration Statement or the Prospectus is amended or supplemented by the filing of a post-effective amendment, (ii) a new Registration Statement is filed to register additional Shares and a single Prospectus is used in reliance on Rule 429 under the 1933 Act, and (iii) there is financial information incorporated by reference into the Registration Statement or the Prospectus, such customary documents and certificates in form and content as reasonably requested and agreed;

(c) to cause the applicable Trust to file reports as required pursuant to Section 13 or 15(d) of the Exchange Act, which are incorporated by reference in the Registration Statement.

(d) to deliver to the Authorized Participant (i) at the time of purchase of the initial Basket of the applicable Trust by such Trust’s initial Authorized Participant, and (ii) if requested by the Authorized Participant, at the time of purchase of the first Basket of the applicable Trust subsequent to the registration of additional Shares of such Trust, a certification by a duly authorized officer of the Sponsor in substantially the form attached hereto as Exhibit D. In addition, any certificate signed by any officer of the Sponsor and delivered to the Authorized Participant or counsel for the Authorized Participant pursuant hereto shall be deemed to be a representation and warranty by the Sponsor as to matters covered thereby to the Authorized Participant; and

(e) to furnish directly or through BNY Mellon or the Order Examiner to the Authorized Participant (i) at the time of purchase of the initial Basket of the applicable Trust by the Trust’s initial Authorized Participant, and (ii) at the time of purchase of the first Basket of the applicable Trust subsequent to the registration of additional Shares of the applicable Trust, such documents and certificates in the form as reasonably requested.

The Sponsor, on its own behalf and on behalf of each applicable Trust, represents and warrants to the Authorized Participant continuously as follows:

(a) The Registration Statement on Form S-1 (File No. _______ ) in respect to the Shares has been filed with the SEC, has been declared effective by the SEC in such form, and no stop order suspending the effectiveness of the Registration Statement, as amended, has been issued and no proceeding for that purpose has been initiated or, to the Sponsor’s knowledge, threatened by the SEC; the Registration Statement complies in all material respects with the requirements of the 1933 Act and the rules thereunder;

(c) The Prospectus, at the time of filing thereof, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(d) The Registration Statement and the Prospectus and all amendments or supplements thereto do and will conform, in all material respects to the requirements of the 1933 Act and the rules and regulations of the SEC thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(e) The Shares, when issued in accordance with a creation order, as described in the Prospectus, will be duly and validly authorized and duly and validly issued and fully paid and non-assessable and will conform in all material respects to the description of the Stock contained in the Prospectus, and the issuance of the Shares is not subject to any preemptive or similar rights;

(f) The Trust is not and, immediately after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(g) The issue, sale and redemption of the Shares and the consummation of the transactions contemplated in the Prospectus, including, without limitation, execution of creation and redemption orders and listing and trading of the Shares on the Exchange do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any agreement to which the Trust or the Sponsor is a party or to which any of their respective assets are subject, (ii) result in any violation of the organizational documents of the Trust or of the Sponsor, or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Trust or the Sponsor or their properties; and

(h) The Trust maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Trust is made known to the Trust’s principal financial officer and chief executive officer by others and such disclosure controls and procedures are effective.

Section 16. Third Party Beneficiaries.

Each AP Indemnified Person, to the extent it is not a party to this Agreement, is a third-party beneficiary of this Agreement and may proceed directly against the Authorized Participant (including by bringing proceedings against the Authorized Participant in its own name) to enforce any obligation of the Authorized Participant under this Agreement which directly or indirectly benefits such AP Indemnified Person. Each AP Indemnified Person and Sponsor Indemnified Person, to the extent it is not a party to this Agreement, is a third party beneficiary of this Agreement and may proceed directly against the indemnifying party in respect to its indemnity.

Section 17. Force Majeure.

No party to this Agreement shall incur any liability for any delay in performance, or for the non-performance, of any of its obligations under this Agreement by reason of any cause beyond its reasonable control. This includes any act of God or war or terrorism, any breakdown, malfunction or failure of transmission in connection with or other unavailability of any wire, communication or computer facilities, an extreme weather event or any statutory or regulatory developments that prohibit the performance of obligations under this Agreement.

Section 18. Miscellaneous.

(a) Ambiguous Instructions. If a Purchase Order Form or a Redemption Order Form contains order terms that differ from the information provided in the telephone call at the time of issuance of the applicable order number, the Sponsor will use commercially reasonable efforts to contact one of the Authorized Persons of the Authorized Participant to request confirmation of the terms of the Order. If an Authorized Person confirms the terms as they appear in the Order, then the Order will be accepted and processed. If an Authorized Person contradicts the Order terms, the Order will be deemed invalid, and a corrected Order must be received by the Sponsor. If the Sponsor is not able to contact an Authorized Person, then the Order shall be accepted and processed in accordance with its terms notwithstanding any inconsistency from the terms of the telephone information. In the event that an Order contains terms that are not complete or are illegible, the Order will be deemed invalid and the Sponsor will attempt to contact one of the Authorized Persons of the Authorized Participant to request retransmission of the Order.

(b) Entire Agreement. This Agreement (including any schedules and exhibits attached hereto) contains all of the agreements among the parties with respect to the transactions contemplated hereby and supersedes all prior agreements or understandings, whether written or oral, among the parties with respect thereto.

(c) Amendment and Modification. This Agreement may be amended, modified or supplemented only by a written instrument executed by all the parties. The list of Trusts on Exhibit A hereto may be amended, modified or supplemented by the Sponsor and the Authorized Participant from time to time and at any time, including to add or remove one or more Trusts to or from Exhibit A, and the Sponsor and Authorized Participant may agree to any such amendment, modification, addition or deletion to Exhibit A in writing, including by exchange of electronic mails (e-mails). The Procedures attached as Exhibit B and the other Exhibits hereto may be amended, modified or supplemented by the Trust and the Sponsor, without consent of the Authorized Participant from time to time by the following procedure. Any amendment to the Procedures shall not apply retroactively to Orders submitted prior to the effectiveness of such amendment. After the amendment, modification or supplement has been agreed to, the Sponsor will mail a copy of the proposed amendment, modification or supplement to the Authorized Participant in accordance with Section 18(g) below. For the purposes of this Agreement, mail will be deemed received by the recipient thereof on the third (3rd) day following the deposit of such mail into the United States postal system and e-mail will be deemed received on the day the message was sent. Within fifteen (15) calendar days after its deemed receipt, the amendment, modification or supplement will become part of this Agreement, the Attachments or the Exhibits, as the case may be, in accordance with its terms. If at any time there is any material amendment, modification or supplement of any Authorized Participant Agreement for any Trust (other than this Agreement), the Sponsor will promptly mail a copy of such amendment, modification or supplement to the Authorized Participant. The Sponsor will prominently post an updated and amended copy of the Agreement on its website, identified as amended, immediately upon adoption and at or about the time of mailing to the Authorized Participant.

(d) Successors and Assigns; Assignment. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement shall not be assigned by any party without the prior written consent of the other parties (which shall not be unreasonably withheld), except that any entity into which a party hereto may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion, or consolidation to which such party hereunder shall be a party, or any entity succeeding to all or substantially all of the business of the party, shall be the successor of the party under this Agreement and except that the Sponsor may delegate its obligations hereunder to the Transfer Agent by advance written notice to the Authorized Participant. The party resulting from any such merger, conversion, consolidation or succession shall notify the other parties hereto of the change in writing. Any purported assignment in violation of the provisions hereof shall be null and void. Notwithstanding the foregoing, this Agreement shall be automatically assigned to any successor trustee or Sponsor at such time such successor qualifies as a successor trustee or Sponsor under the terms of the Trust Agreement. Furthermore, the Authorized Participant may assign its rights, interests or obligations hereunder to an affiliate without mutual written consent of any other party.

(e) Waiver of Compliance. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but any such waiver, or the failure to insist upon strict compliance with any obligation, covenant, agreement or condition herein, shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure or breach.

(f) Severability. The parties hereto desire that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

(g) Notices. All notices, waivers, or other communications pursuant to this Agreement shall be in writing and shall be deemed to be sufficient if delivered personally, sent by nationally-recognized express courier or mailed by registered or certified mail (return receipt requested), postage prepaid, electronic mail (e-mail), Bloomberg messaging or similar electronic or non-electronic means to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(1)	if to Sponsor or any Trust, to:

477 Madison Avenue, 6th Floor

New York, New York 10022

legal@21shares.com, with a copy, which shall not constitute notice, to ops@21shares.com

Attn: W. Wayne Miao, Chief Legal Officer

(2)	if to the Authorized Participant, to:

XXXXX

[Address]

[Telephone]

[Email

(3)	if to Transfer Agent, to:

The Bank of New York Mellon

Attn: ETF Services

240 Greenwich St.

New York, NY 10286

Telephone: (212) 635-6314

(855) 545-1258

All such notices and other communications shall be deemed to have been delivered and received (i) in the case of personal delivery or delivery by e-mail or Bloomberg messaging or similar electronic means, on the date of such delivery if delivered during business hours on a Business Day or, if not delivered during business hours on a Business Day, the first Business Day thereafter, (ii) in the case of delivery by nationally-recognized express courier, on the first Business Day following dispatch, and (iii) in the case of mailing, on the third Business Day following such mailing.

(h) Governing Law; Jurisdiction.

(1)	All questions concerning the construction, interpretation and validity of this Agreement and all transactions hereunder shall be governed by and construed and enforced in accordance with the domestic laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether in the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. In furtherance of the foregoing, the internal law of the State of New York will control the interpretation and construction of this Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.

(2)	Each party irrevocably consents and agrees, for the benefit of the other parties, that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement or any related agreement may be brought in the courts of the State of New York and to the appellate courts therefrom and hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in person, generally and unconditionally with respect to any action, suit or proceeding for itself and in respect of its properties, assets and revenues. Each party irrevocably waives any immunity to jurisdiction to which it may otherwise be entitled or become entitled (including sovereign immunity, immunity to pre-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Agreement or any related agreement or the transactions contemplated hereby or thereby which is instituted in any court of the State of New York. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(i) Survival. The provisions of Sections 10 (Indemnification), 11 (Limitation of Liability), 14(d) (Marketing Material), 16 (Third Party Beneficiaries), 18 (Miscellaneous) and 19 (No Promotion) hereof as well as all confidentiality undertakings contained herein shall survive any termination of this Agreement, in whole or in part.

(j) No Partnership. Nothing in this Agreement is intended to, or will be construed to constitute the Sponsor or each Trust, on the one hand, and the Authorized Participant or any of its Affiliates, on the other hand, as partners or joint venturers; it being intended that the relationship between them will at all times be that of independent contractors.

(k) Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

(l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

(m) Counterparts; Facsimile Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile counterpart signatures to this Agreement shall be acceptable and binding.

(n) Other Usages. The following usages shall apply in interpreting this Agreement: (i) references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of such agency, authority or instrumentality; (ii) “including” means “including, but not limited to”; and (iii) references to any “Trust” in the singular shall, unless the context otherwise dictates, include references to “Trusts” in the plural.

Section 19. No Promotion

(a) Except as provided in Section 14(d) of this Agreement, each Trust and the Sponsor agrees that it will not, without the prior written consent of the Authorized Participant in each instance, (i) use in advertising, publicity or otherwise the name of the Authorized Participant or any affiliate of the Authorized Participant, or any partner or employee of the Authorized Participant, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by the Authorized Participant or its affiliates, or (ii) represent, directly or indirectly, that any product or any service provided by any Trust or the Sponsor has been approved or endorsed by the Authorized Participant.

IN WITNESS WHEREOF, the Authorized Participant and the Sponsor have caused this Agreement to be executed by their duly authorized representatives as of the date first set forth above.

SPONSOR

21Shares US LLC, as Sponsor of each of the Trusts named in Exhibit A

By:
Name:
Title:
Address:
Telephone:
Email:

AUTHORIZED PARTICIPANT

By:
Name:
Title:
Address:
Telephone:
Email:

Accepted by: [THE BANK OF NEW YORK MELLON]

By:
Name:
Title:
Address:
Telephone:
Email:

EXHIBIT A

TO

AUTHORIZED PARTICIPANT AGREEMENT

LIST OF TRUST PARTIES
TO AUTHORIZED PARTICIPANT AGREEMENT

EXHIBIT B

TO

AUTHORIZED PARTICIPANT AGREEMENT

PROCEDURES FOR PROCESSING

PURCHASE ORDERS AND REDEMPTION ORDERS

This Exhibit B to the Authorized Participant Agreement supplements the Prospectus with respect to the procedures to be used in processing (1) a Purchase Order for the purchase of Shares of each Trust in Creation Units of such Trust and a (2) Redemption Order for the redemption of Shares of each Trust in Creation Units of such Trust. Capitalized terms, unless otherwise defined in this Exhibit B, have the meanings attributed to them in the Authorized Participant Agreement or the Prospectus.

An Authorized Participant is required to have signed the Authorized Participant Agreement. Upon acceptance of the Agreement and execution thereof by the applicable Trust (through its Sponsor) and in connection with the initial Purchase Order submitted by the Authorized Participant, the Transfer Agent will assign a PIN Number to each Authorized Person authorized to act for an Authorized Participant. This will allow an Authorized Participant through its Authorized Person(s) to place a Purchase Order or Redemption Order with respect to the purchase or redemption of Creation Units of Shares of the Trust.

EXHIBIT B – PART A

TO

AUTHORIZED PARTICIPANT AGREEMENT

TO PLACE A PURCHASE ORDER FOR

CREATION UNIT(S) OF SHARES OF

EACH TRUST

1. PLACING A PURCHASE ORDER.

The Authorized Participant (“AP”) submitting an order to create shall submit such orders containing the information required by the Transfer Agent of the applicable Trust in the following manner: (a) through the Transfer Agent’s electronic order entry system, as such may be made available and constituted from time to time, the use of which shall be subject to the terms and conditions of the Electronic Services Agreement, incorporated herein by reference and attached hereto as Exhibit B – Part D; or (b) by telephone to BNY Mellon according to the procedures set forth below. The order so transmitted (either in writing or electronic form) is hereinafter referred to as the “Submission” or the “Purchase Order” as applicable, and the Business Day on which a Submission is made is hereinafter referred to as the “Transmittal Date”. NOTE THAT IF THE TELEPHONIC METHOD OF SUBMITTING ORDERS IS USED, THE TELEPHONE CALL IN WHICH THE ORDER/CONFIRMATION NUMBER IS ISSUED INITIATES THE ORDER PROCESS BUT DOES NOT ALONE CONSTITUTE THE ORDER. AN ORDER OR REQUEST IS ONLY COMPLETED AND PROCESSED UPON RECEIPT OF THE FAXED ORDER FORM.

To begin a telephonic Purchase Order, the AP must telephone BNY Mellon. This telephone call must be made by an Authorized Person of the AP and answered by BNY Mellon before 12:00 p.m. Eastern Time, the close of regular trading on the Exchange, or another time determined by the Sponsor (the “Order Cutoff Time”). Upon verifying the authenticity of the AP (as determined by the use of the appropriate PIN Number), BNY Mellon will request that the AP place the Purchase Order. To do so, the AP must provide the appropriate ticker symbols when referring to the applicable Trust. After the AP has placed the Purchase Order, BNY Mellon will read the Purchase Order back to the AP. The AP then must confirm that the Purchase Order has been taken correctly by BNY Mellon. If the AP confirms that Purchase Order has been taken correctly, BNY Mellon will issue a confirmation number to the AP. All orders may also be placed by the AP by the times described above.

PLEASE NOTE: A PURCHASE ORDER REQUEST IS NOT COMPLETE UNTIL THE CONFIRMATION NUMBER IS ISSUED BY BNY MELLON. AN ORDER FOR TRUST SHARES CANNOT BE CANCELED BY THE AP AFTER THE CLOSE OF REGULAR TRADING ON THE EXCHANGE (THE “LISTED EXCHANGE CLOSING TIME”), BUT WILL BE AUTOMATICALLY CANCELLED BY BNY MELLON UPON A FAILURE BY THE AP OR A PARTY FOR WHOM IT IS ACTING TO COMPLETE THE TELEPHONIC PURCHASE ORDER. INCOMING TELEPHONE CALLS ARE QUEUED AND WILL BE HANDLED IN THE SEQUENCE RECEIVED. ACCORDINGLY, THE AP SHOULD NOT HANG UP AND REDIAL. CALLS THAT ARE IN PROGRESS AT THE ORDER CUTOFF TIME ARE VALID AND THE ORDER WILL BE TAKEN. PLEASE NOTE THAT “IN PROGRESS” IS DEFINED AS AN AP ACTUALLY SPEAKING WITH BNY MELLON. FOR CALLS THAT ARE PLACED BEFORE THE ORDER CUTOFF TIME THAT ARE IN THE HOLDING QUEUE UNANSWERED AT OR AFTER THE ORDER CUTOFF TIME, WILL BE VERBALLY DENIED. INCOMING CALLS THAT ARE RECEIVED AFTER THE ORDER CUTOFF TIME WILL NOT BE ANSWERED BY BNY MELLON. ALL TELEPHONE CALLS WILL BE RECORDED.

2. RECEIPT OF TRADE CONFIRMATION.

Subject to the conditions that a properly completed telephone Purchase Order has been placed with the Transfer Agent of the applicable Trust by the AP (either on its own or its customer’s behalf) not later than the Order Cutoff Time, the Order Examiner will approve the Purchase Order on behalf of the applicable Trust and will confirm in writing to the AP that its Purchase Order has been approved as of the Business Day that the Purchase Order was received by the Transfer Agent of the applicable Trust. Once the Purchase Order has been approved by the Order Examiner, the Order Examiner will sign or time-stamp the order and send that Purchase Order to BNY Mellon.

3. QUALITY ASSURANCE.

After a confirmation number is issued by BNY Mellon to the AP, the AP will fax a written version of the Purchase Order (the “Order Form”) to BNY Mellon. Upon receipt, BNY Mellon should immediately telephone the AP if BNY Mellon believes that the Order Form has not been completed correctly by the AP. In addition, BNY Mellon will telephone the AP if BNY Mellon is in non-receipt of the Purchase Order Form within 15 minutes after the Purchase Order has been called into BNY Mellon.

4. REJECTING OR SUSPENDING PURCHASE ORDERS.

The Sponsor, acting by itself or through BNY Mellon, or the Order Examiner may, in its discretion, reject the acceptance of a Purchase Order if (i) due to position limits or otherwise, investment alternatives that will enable the applicable Trust to meet its investment objective are not available or practicable at that time; (ii) the order is not in proper form as determined by the applicable Trust, BNY Mellon or the Order Examiner; (iii) acceptance of the Creation Basket Deposit would have certain adverse tax consequences to the applicable Trust or its Shareholders; (iv) the acceptance of the Creation Basket Deposit would, in the opinion of counsel, be unlawful; or (v) circumstances outside the control of the applicable Trust, the Order Examiner, or BNY Mellon make it for all practical purposes not feasible to process a Purchase Order. The Order Examiner shall notify the AP of a rejection or revocation of any Purchase Order. The Order Examiner is under no duty, however, to give notification of any specific defects or irregularities in the delivery of the Creation Basket Deposit nor shall the Order Examiner or the applicable Trust incur any liability for the failure to give any such notification. The applicable Trust and Order Examiner may not revoke a previously accepted Purchase Order.

5. CONTRACTUAL SETTLEMENT OF PURCHASE ORDERS.

Authorized Participants shall have the following settlement requirements for cash Orders.

a.	The Purchase Order must be placed before 12.00 p.m. ET and the cash buffer amount associated with the Purchase Order of the applicable Trust must be delivered to the Cash Custodian account before 2:00 p.m. ET or a time determined by the Sponsor. The required cash amount may generally be 25% of the Creation Deposit Basket; however, that amount is subject to the determination of the Sponsor. The Sponsor would communicate such changes through electronic means before market open. The Authorized Participant must also deliver the applicable purchase Transaction Fee. The “Contractual Settlement Date” is the next Business Day following the Purchase Order Date (t + 1).

b.	Except as provided herein, a Creation Unit of Shares will not be issued in respect of a Purchase Order until any residual cash amount linked to the Deposit Basket is settled with the Cash Custodian before 2 p.m. ET on Contractual Settlement Date. When the Sponsor confirms to BNY Mellon that the required cash have been delivered to the applicable Trust’s Cash Custodian account, and any residual cash amount linked to the Purchase Order is settled, BNY Mellon will cause the delivery of the Creation Unit of Shares.

c.	Failure to deliver the residual cash amount on Contractual Settlement Date by the cut off, will result in the Cancellation of the Purchase Order. The applicable Trust shall use the cash prefunding amount to cover any potential loss linked to the trade cancellation with Digital Asset Counterparties.

Authorized Participants shall have the following settlement requirements for in-kind Orders.

a.	The Purchase Order must be placed before 12.00 p.m. ET. The Authorized Participant must also deliver the applicable purchase Transaction Fee. The “Contractual Settlement Date” is the next Business Day following the Purchase Order Date (t + 1).

b.	Except as provided herein, a Creation Unit of Shares will not be issued in respect of a Purchase Order until any Digital Asset amount linked to the Deposit Basket is settled with the Digital Asset Custodian before 2 p.m. ET on Contractual Settlement Date. When the Sponsor confirms to BNY Mellon that the required Digital Assets have been delivered to the applicable Trust’s Digital Asset Custodian account, BNY Mellon will cause the delivery of the Creation Unit of Shares.

c.	In the event the required Digital Assets have not been delivered to the applicable Trust’s Digital Asset Custodian account on Contractual Settlement Date by the cut off, the Sponsor may require the Authorized Participant to do one of the following: (i) delay settlement of the order to enable delivery of the Digital Assets at a later date to be determined by the Sponsor; or (ii) accept that the applicable Trust will execute a Digital Asset transaction required for the creation and the Authorized Participant will deliver the U.S. dollars required for this purchase.

EXHIBIT B – PART B

TO

AUTHORIZED PARTICIPANT AGREEMENT

PROCEDURES TO PLACE A REDEMPTION ORDER FOR

CREATION UNIT(S) OF SHARES OF EACH TRUST

1. PLACING A REDEMPTION ORDER.

The AP submitting a request to redeem shall submit such orders containing the information required by the Transfer Agent of the applicable Trust in the following manner: (a) through the Transfer Agent’s electronic order entry system, as such may be made available and constituted from time to time, the use of which shall be subject to the terms and conditions of the Electronic Services Agreement, incorporated herein by reference and attached hereto as Exhibit B – Part D; or (b) by telephone to the Transfer Agent Representative according to the procedures set forth below. The request so transmitted (either in writing or electronic form) is hereinafter referred to as the “Submission” or the “Redemption Order” as applicable, and the Business Day on which a Submission is made is hereinafter referred to as the “Transmittal Date”. NOTE THAT IF THE TELEPHONIC METHOD OF REQUESTING A REDEMPTION IS USED, THE TELEPHONE CALL IN WHICH THE ORDER/CONFIRMATION NUMBER IS ISSUED INITIATES THE REQUEST PROCESS BUT DOES NOT ALONE CONSTITUTE THE REQUEST. A REQUEST IS ONLY COMPLETED AND PROCESSED UPON RECEIPT OF THE FAXED ORDER FORM.

Redemption Orders for Creation Units of Shares may be initiated only on days that the New York Stock Exchange is open for trading. Redemption Orders may only be made in whole Creation Units of shares of the applicable Trust. To begin a telephonic Redemption Order, the AP must telephone BNY Mellon at 12:00 p.m. ET or at another time as determined by the Sponsor and BNY Mellon. This telephone call must be made by an Authorized Person of the AP and answered by BNY Mellon before 12:00 p.m. Eastern Time, or at another time as determined by the Sponsor and BNY Mellon (the “Order Cutoff Time”). Upon verifying the authenticity of the AP (as determined by the use of the appropriate PIN Number), BNY Mellon will request that the AP place the Redemption Order. To do so, the AP must provide the appropriate ticker symbol when referring to the applicable Trust. After the AP has placed the Redemption Order, BNY Mellon will read the Redemption Order back to the AP. The AP then must confirm that the Redemption Order has been taken correctly by BNY Mellon. If the AP confirms that the Redemption Order has been taken correctly, BNY Mellon will issue a confirmation number to the AP.

PLEASE NOTE: A REDEMPTION ORDER REQUEST IS NOT COMPLETE UNTIL THE CONFIRMATION NUMBER IS ISSUED BY BNY MELLON. AN ORDER FOR TRUST SHARES CANNOT BE CANCELED BY THE AP AFTER THE CLOSE OF REGULAR TRADING ON THE EXCHANGE (THE “LISTED EXCHANGE CLOSING TIME”), BUT WILL BE AUTOMATICALLY CANCELLED BY BNY MELLON UPON A FAILURE BY THE AP OR A PARTY FOR WHOM IT IS ACTING TO COMPLETE THE TELEPHONIC REDEMPTION ORDER. INCOMING TELEPHONE CALLS ARE QUEUED AND WILL BE HANDLED IN THE SEQUENCE RECEIVED. ACCORDINGLY, THE AP SHOULD NOT HANG UP AND REDIAL. CALLS THAT ARE IN PROGRESS AT THE CUTOFF TIME ARE VALID AND THE ORDER WILL BE TAKEN. PLEASE NOTE THAT "IN PROGRESS" IS DEFINED AS AN AP ACTUALLY SPEAKING WITH BNY MELLON. FOR CALLS THAT ARE PLACED BEFORE THE CUTOFF TIME THAT ARE IN THE HOLDING QUEUE UNANSWERED BY STAFF AT OR AFTER THE CUTOFF TIME, WILL BE VERBALLY DENIED. INCOMING CALLS THAT ARE RECEIVED AFTER THE CUTOFF TIME WILL NOT BE ANSWERED BY BNY MELLON. ALL TELEPHONE CALLS WILL BE RECORDED.

2. RECEIPT OF CONFIRMATION.

Subject to the conditions that a properly completed Redemption Order has been placed with the Transfer Agent of the applicable Trust by the AP (either on its own or its customer’s behalf) not later than the Order Cutoff Time, the Order Examiner will approve the Redemption Order on behalf of the applicable Trust and will confirm in writing to the AP that its Redemption Order has been approved as of the Business Day that the Redemption Order was received by the Transfer Agent. Once the Redemption Order has been approved by the Order Examiner, the Order Examiner will sign or time-stamp the order and send that Redemption Order to BNY Mellon.

3. QUALITY ASSURANCE.

After a confirmation number is issued by BNY Mellon to the AP, the AP will fax a copy of the Redemption Order (the “Order Form”) to BNY Mellon. Upon receipt, BNY Mellon should immediately telephone the AP, if BNY Mellon believes that the Order Form has not been completed correctly by the AP. In addition, BNY Mellon will telephone the AP if BNY Mellon is in non-receipt of the Redemption Order Form within 15 minutes after the Redemption Order has been called into BNY Mellon.

4. REJECTING OR SUSPENDING REDEMPTION ORDERS

The Sponsor, acting by itself or through BNY Mellon, or the Order Examiner may, in its discretion, suspend the right of redemption, or postpone the Redemption Distribution Date, (i) for any period during which the Exchange is closed other than customary weekend or holiday closings, or trading on the Exchange is suspended or restricted; (ii) the order is not in proper form as determined by the applicable Trust, BNY Mellon or the Order Examiner; (iii) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of Digital Asset is not reasonably practicable; or (iv) for such other period as the Sponsor determines to be necessary for the protection of shareholders. None of the Sponsor, the Order Examiner, or BNY Mellon will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

5. CONTRACTUAL SETTLEMENT.

Authorized Participants shall have the following contractual settlement requirements for cash Redemption Orders:

(a) Authorized Participants shall place the Redemption Order before 12.00 p.m. ET and may be required (as communicated by the Sponsor) to pre-fund cash with the Cash Custodian before 2 p.m. ET on the Trade Date, in an amount to be determined by the Sponsor (which may generally be around 25% of the Redemption Basket Deposit). The Sponsor will communicate to the Authorized Participant any changes related to the cash pre-funding requirements through electronic means and before market open.

(b) Except as provided below, the Shares of the applicable Trust must be delivered either (i) through the Continuous Net Settlement (“CNS”) clearing processes of NSCC as such processes have been enhanced to effect purchases and redemptions of Creation Units, such processes being referred to herein as the “CNS Clearing Process”, to a DTC account maintained at BNY Mellon on or before the Contractual Settlement Date (defined below) or (ii) outside the CNS Clearing Process (i.e., through the manual process of The Depository Trust Company (“DTC”)) (the “DTC Process”) to a DTC account maintained at BNY Mellon on or before the Contractual Settlement Date. The “Contractual Settlement Date” is the date upon which all of the required Shares must be delivered to the Trust and the cash is delivered by the Trust to the AP (ordinarily trade date plus one (t + 1) Business Day). Except as provided in the next paragraph, the cash will be delivered concurrently with the transfer of good title to the applicable Trust of the required number of Shares through the CNS Clearing Process or the DTC Process.

(c) If the applicable Trust’s DTC account has not been credited with all of the Baskets to be redeemed by 2 p.m. ET on the Contractual Settlement Date, the redemption distribution is delivered to the extent of whole Baskets received. Any remainder of the redemption distribution is delivered on the next Business Day to the extent of remaining whole Baskets received if the applicable Trust receives the fee applicable to the extension of the Redemption Distribution Date which the Sponsor may, from time to time, determine and the remaining Redemption Baskets are credited to the applicable Trust’s DTC account on such next Business Day. Any further outstanding amount of the Redemption Order shall be cancelled.

(d) The Sponsor may use the cash pre-funding to cover any potential trading costs associated with the Redemption Order, including those with Digital Asset Counterparties due to the Authorized Participants failure to deliver in full the Redemption Basket before 2 p.m. ET on the Contractual Settlement Date.

Authorized Participants shall have the following contractual settlement requirements for in-kind Redemption Orders:

(e) Authorized Participants shall place the Redemption Order before 12.00 p.m. ET.

(f) Except as provided below, the Shares of the applicable Trust must be delivered either (i) through the CNS Clearing Process, to a DTC account maintained at BNY Mellon on or before the Contractual Settlement Date or (ii) outside the CNS Clearing Process (i.e., through DTC Process) to a DTC account maintained at BNY Mellon on or before the Contractual Settlement Date. The “Contractual Settlement Date” is the date upon which all of the required Shares must be delivered to the Trust and the Digital Assets delivered by the Trust to the AP, or at the AP’s direction, to an Authorized Participant Designee (ordinarily trade date plus one (t + 1) Business Day). Except as provided in the next paragraph, the Digital Assets will be delivered concurrently with the transfer of good title to the applicable Trust of the required number of Shares through the CNS Clearing Process or the DTC Process.

(g) If the applicable Trust’s DTC account has not been credited with all of the Baskets to be redeemed by 2 p.m. ET on the Contractual Settlement Date, the redemption distribution is delivered to the extent of whole Baskets received. Any remainder of the redemption distribution is delivered on the next Business Day to the extent of remaining whole Baskets received if the applicable Trust receives the fee applicable to the extension of the Redemption Distribution Date which the Sponsor may, from time to time, determine and the remaining Redemption Baskets are credited to the applicable Trust’s DTC account on such next Business Day. Any further outstanding amount of the Redemption Order shall be cancelled.

6. STANDING REDEMPTION INSTRUCTIONS.

Part C to this Exhibit B contains the AP’s Standing Redemption Instructions, which include information identifying the account(s) and the wallet address(es) into which redemption cash and Digital Asset proceeds should respectively be delivered by the applicable Trust pursuant to a Redemption Order.

EXHIBIT B – PART C

TO

AUTHORIZED PARTICIPANT AGREEMENT

THE AP ACCOUNT AND WALLET

FOR DELIVERY OF CASH AND DIGITAL ASSETS RESPECTIVELY

The account into which each Trust should, through the Cash Custodian, deposit the cash distribution from the Trust upon redemption by the AP is set forth below:

Account: __________________

The wallet address into which each Trust should, through the Digital Asset Custodian, deposit the Digital Asset distribution from the Trust upon redemption by the AP is set forth below:

Account: __________________

EXHIBIT B – PART D

TO

AUTHORIZED PARTICIPANT AGREEMENT

ORDER ENTRY SYSTEM TERMS AND CONDITIONS

This Order Entry Terms and Conditions (“Annex”) shall govern use by an Authorized Participant of the electronic order entry system for placing Purchase Orders and Redemption Orders for Shares (the “System”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement or the Procedures. In the event of any conflict between the terms of this Annex and either the Agreement or the Procedures with respect to the placing of Purchase Orders and Redemption Orders, the terms of this Annex shall control.

1. (a) Authorized Participant shall provide to The Bank of New York Mellon, a New York corporation authorized to do banking business (the “Transfer Agent”) a duly executed authorization letter, in a form satisfactory to Transfer Agent, identifying those Authorized Persons who will access the System. Authorized Participant shall notify the Transfer Agent promptly in writing, including, but not limited to, by electronic mail, in the event that any person’s status as an Authorized Person is revoked or terminated, in order to give the Transfer Agent a reasonable opportunity to terminate such Authorized Person’s access to the System. The Transfer Agent shall promptly revoke access of such Authorized Person to the electronic entry systems through which Purchase Orders and Redemption Orders are submitted by such person on behalf of the Authorized Participant.

(b) It is understood and agreed that each Authorized Person shall be designated as an authorized user of Authorized Participant for the purpose of the Agreement. Upon termination of the Agreement, the Authorized Participant’s and each Authorized Person’s access rights with respect to System shall be immediately revoked.

2. Transfer Agent grants to Authorized Participant a personal, nontransferable and nonexclusive license to use the System solely for the purpose of transmitting Purchase Orders and Redemption Orders and otherwise communicating with Transfer Agent in connection with the same. Authorized Participant shall use the System solely for its own internal and proper business purposes. Except as set forth herein, no license or right of any kind is granted to Authorized Participant with respect to the System. Authorized Participant acknowledges that Transfer Agent and its suppliers retain and have title and exclusive proprietary rights to the System. Authorized Participant further acknowledges that all or a part of the System may be copyrighted or trademarked (or a registration or claim made therefor) by Transfer Agent or its suppliers. Authorized Participant shall not take any action with respect to the System inconsistent with the foregoing acknowledgments. Authorized Participant may not copy, distribute, sell, lease or provide, directly or indirectly, the System or any portion thereof to any other person or entity without Transfer Agent’s prior written consent. Authorized Participant may not remove any statutory copyright notice or other notice included in the System. Authorized Participant shall reproduce any such notice on any reproduction of any portion of the System and shall add any statutory copyright notice or other notice upon Transfer Agent’s request.

3. (a) Authorized Participant acknowledges that any user manuals or other documentation (whether in hard copy or electronic form) (collectively, the “Material”), which is delivered or made available to Authorized Participant regarding the System is the exclusive and confidential property of Transfer Agent. Authorized Participant shall keep the Material confidential by using the same care and discretion that Authorized Participant uses with respect to its own confidential property and trade secrets, but in no event less than reasonable care. Authorized Participant may make such copies of the Material as is reasonably necessary for Authorized Participant to use the System and shall reproduce Transfer Agent’s proprietary markings on any such copy. The foregoing shall not in any way be deemed to affect the copyright status of any of the Material which may be copyrighted and shall apply to all Material whether or not copyrighted. TRANSFER AGENT AND ITS SUPPLIERS MAKE NO WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE MATERIAL OR ANY PRODUCT OR SERVICE, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

(b)  Upon termination of the Agreement for any reason, Authorized Participant shall return to Transfer Agent all copies of the Material which is in Authorized Participant’s possession or under its control.

4. Authorized Participant agrees that it shall have sole responsibility for maintaining adequate security and control of the user IDs, passwords and codes for access to the System, which shall not be disclosed to any third party without the prior written consent of Transfer Agent. Transfer Agent shall be entitled to rely on the information received by it from the Authorized Participant and Transfer Agent may assume that all such information was transmitted by or on behalf of an Authorized Person regardless of by whom it was actually transmitted, unless the Authorized Participant shall have notified the Transfer Agent a reasonable time prior that such person is not an Authorized Person.

5. Transfer Agent shall have no liability in connection with the use of the System, the access granted to the Authorized Participant and its Authorized Persons hereunder, or any transaction effected or attempted to be effected by the Authorized Participant hereunder, except for damages incurred by the Authorized Participant as a direct result of Transfer Agent’s negligence or willful misconduct. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IT IS HEREBY AGREED THAT IN NO EVENT SHALL TRANSFER AGENT OR ANY MANUFACTURER OR SUPPLIER OF EQUIPMENT, SOFTWARE OR SERVICES BE RESPONSIBLE OR LIABLE FOR ANY SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES WHICH THE AUTHORIZED PARTICIPANT MAY INCUR OR EXPERIENCE BY REASON OF ITS HAVING ENTERED INTO OR RELIED ON THIS AGREEMENT, OR IN CONNECTION WITH THE ACCESS GRANTED TO THE AUTHORIZED PARTICIPANT HEREUNDER, OR ANY TRANSACTION EFFECTED OR ATTEMPTED TO BE EFFECTED BY THE AUTHORIZED PARTICIPANT HEREUNDER, EVEN IF TRANSFER AGENT OR SUCH MANUFACTURER OR SUPPLIER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, NOR SHALL TRANSFER AGENT OR ANY SUCH MANUFACTURER OR SUPPLIER BE LIABLE FOR ACTS OF GOD, MACHINE OR COMPUTER BREAKDOWN OR MALFUNCTION, INTERRUPTION OR MALFUNCTION OF COMMUNICATION FACILITIES, LABOR DIFFICULTIES OR ANY OTHER SIMILAR OR DISSIMILAR CAUSE BEYOND SUCH PERSON’S REASONABLE CONTROL.

6. Transfer Agent reserves the right to revoke Authorized Participant’s access to the System, with written notice, upon any breach by the Authorized Participant of these terms and conditions.

7. Transfer Agent shall acknowledge through the System its receipt of each Purchase Order or Redemption Order communicated through the System, and in the absence of such acknowledgment Transfer Agent shall not be liable for any failure to act in accordance with such orders and Authorized Participant may not claim that such Purchase Order or Redemption Order was received by Transfer Agent. Transfer Agent may in its discretion decline to act upon any instructions or communications that are insufficient or incomplete or are not received by Transfer Agent in sufficient time for Transfer Agent to act upon, or in accordance with such instructions or communications.

8. Authorized Participant agrees to use reasonable efforts consistent with its own procedures used in the ordinary course of business to prevent the transmission through the System of any software or file which contains any viruses, worms, harmful component or corrupted data and agrees not to use any device, software, or routine to interfere or attempt to interfere with the proper working of the Systems.

9. Authorized Participant acknowledges and agrees that encryption may not be available for every communication through the System, or for all data. Authorized Participant agrees that Transfer Agent may deactivate any encryption features at any time, without notice or liability to Authorized Participant, for the purpose of maintaining, repairing or troubleshooting its systems.

EXHIBIT C

TO

AUTHORIZED PARTICIPANT AGREEMENT

FORM OF CERTIFIED AUTHORIZED PERSONS

OF THE AUTHORIZED PARTICIPANT

The following are the names, titles and signatures of all persons (each an “Authorized Person”) authorized to give instructions relating to any activity contemplated by this Agreement or any other notice, request or instruction on behalf of the AP pursuant to this Agreement.

Name:
Title:
Signature:
Email address:
Telephone Number:

Name:
Title:
Signature:
Email address:
Telephone Number:

Name:
Title:
Signature:
Email address:
Telephone Number:

The undersigned, [name], [title], _________________________________, does hereby certify that the persons listed above have been duly elected to the offices set forth beneath their names, that they presently hold such offices, that they have been duly authorized to act as Authorized Persons of this institution in its capacity as an AP pursuant to the Agreement by and between [_______________ ] (the “Trust”), 21Shares US LLC and _________________________________ (the AP) dated [date] and that their signatures set forth above are their own true and genuine signatures.

IN WITNESS WHEREOF, the undersigned has hereby set his/her hand and the seal of _________________________________.

By:
Name:
Title:
Date:

EXHIBIT D

TO

AUTHORIZED PARTICIPANT AGREEMENT

[NAME OF TRUST]

FORM OF OFFICER’S CERTIFICATE

The undersigned, a duly authorized officer of 21Shares US LLC, a Delaware limited liability company (the “Sponsor”), and pursuant to Section 15(d) of the Authorized Participant Agreement (the “Agreement”), dated as of _____________________, by and among the Sponsor, _________________________________ (the “Trust”) and _________________________________ (“the Authorized Participant”), hereby certifies that:

1. Each of the following representations and warranties of the Sponsor is true and correct in all material respects as of the date hereof:

(a) the Prospectus does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the Registration Statement complies in all material respects with the requirements of the 1933 Act and the Prospectus complies in all material respects with the requirements of the 1933 Act and any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed; the conditions to the use of Form S-1 or S-3, if applicable, have been satisfied; and the Registration Statement does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Sponsor makes no warranty or representation with respect to any statement contained in the Registration Statement or any Prospectus in reliance upon and in conformity with information concerning the Authorized Participant and furnished in writing by or on behalf of the Authorized Participant to the Sponsor expressly for use in the Registration Statement or such Prospectus;

(b) the Trust has been duly formed and is validly existing as a statutory trust under the laws of the State of Delaware as described in the Registration Statement and the Prospectus, and as described in the Prospectus, and is authorized to issue and deliver the Baskets to the Authorized Participant as described in the Prospectus;

(c) the Sponsor has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with full power and authority to conduct its business as described in the Registration Statement and the Prospectus, and has all requisite power and authority to execute and deliver this Agreement;

(d) the Sponsor is duly qualified and is in good standing in each jurisdiction where the conduct of its business requires such qualification; and the Trust is not required to so qualify in any jurisdiction;

(e) the outstanding Shares have been duly and validly issued and are fully paid and non-assessable and free of statutory and contractual preemptive rights, rights of first refusal and similar rights;

(f) the Shares conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus and the holders of the Shares will not be subject to personal liability by reason of being such holders;

(g) the Sponsor is not in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) its constitutive documents, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness to which the Sponsor is a party or by which the Sponsor or any of its properties may be bound or affected, and the execution, delivery and performance of the Agreement, the issuance and sale of Shares to the Authorized Participant hereunder and the consummation of the transactions contemplated hereby does not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under), respectively, the amended and restated limited liability company agreement of the Sponsor, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Sponsor is a party or by which, respectively, the Sponsor or any of its properties may be bound or affected, or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Sponsor;

(h)  no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required to be obtained by the Sponsor or the Trust in connection with the issuance and sale of Creation Baskets to the Authorized Participant hereunder or the consummation by the Sponsor or the Trust of the transactions contemplated hereunder other than registration of the Shares under the 1933 Act and the filing of the Prospectus with the National Futures Association, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered;

(i) except as set forth in the Registration Statement and the Prospectus (i) no person has the right, contractual or otherwise, to cause the Trust to issue or sell to it any Shares, and (ii) no person has the right to act as an underwriter to the Trust in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses (i), and (ii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise; no person has the right, contractual or otherwise, to cause the Trust to register under the 1933 Act any other equity interests of the Trust, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise;

(j) each of the Sponsor and the Trust has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business; the Sponsor is not in violation of, or in default under, or has not received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Sponsor;

(k) all legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed as required;

(l) except as set forth in the Registration Statement and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or threatened or contemplated to which the Sponsor or the Trust, or (to the extent that is or could be material in the context of the offering and sale of the Baskets to the Authorized Participant) any of the Sponsor’s directors or officers, is or would be a party or of which any of their respective properties are or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency;

(m) [name of Trust auditor], whose report on the audited financial statements of the Trust is filed with the SEC as part of the Registration Statement and the Prospectus, are independent public accountants as required by the 1933 Act;

(n) the audited financial statement(s) of the Trust included in the Prospectus, together with the related notes and schedules, presents fairly the financial position of the Trust as of the date indicated and has been prepared in compliance with the requirements of the 1933 Act and in conformity with generally accepted accounting principles; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus that are not included as required; and the Trust does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement and the Prospectus;

(o) to the reasonable belief of the Sponsor, the Trust is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act;

(p) (i) except as set forth in the Registration Statement and the Prospectus, the Sponsor and the Trust own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information described in the Registration Statement and the Prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses (collectively, “Intellectual Property”);

(ii) except as set forth in the Registration Statement and the Prospectus, to the knowledge of the Sponsor or the Trust, there are no third parties who have or will be able to establish rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to the Sponsor or the Trust;

(iii) to the knowledge of the Sponsor or the Trust, there is no infringement by third parties of any Intellectual Property owned or licensed to the Sponsor or the Trust;

(iv) to the knowledge of the Sponsor or the Trust, there is no pending or threatened action, suit, proceeding or claim by others challenging the Sponsor’s or the Trust’s rights in or to any Intellectual Property, and the Sponsor and the Trust are unaware of any facts which could form a reasonable basis for any such claim;

(v) to the knowledge of the Sponsor or the Trust, there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property;

(vi) to the knowledge of the Sponsor or the Trust, there is no pending or threatened action, suit, proceeding or claim by others that the Sponsor or the Trust infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Sponsor and the Trust are unaware of any facts which could form a reasonable basis for any such claim;

(vii) to the knowledge of the Sponsor or the Trust, there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property owned or licensed to the Sponsor or the Trust; and

(r) all tax returns required to be filed by the Sponsor have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid; and no tax returns or tax payments are due with respect to the Trust as of the date of this Certificate;

(s) the Sponsor has not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Sponsor or any other party to any such contract or agreement;

(t) on behalf of the Trust, the Sponsor has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange Act, giving effect to the rules and regulations, and SEC staff interpretations (whether or not public), thereunder); such disclosure controls and procedures are designed to ensure that material information relating to the Trust is made known to the Sponsor, and such disclosure controls and procedures are effective to perform the functions for which they were established; on behalf of the Trust, the Sponsor has disclosed to the Trust’s auditors when and to the extent required: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Trust’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Trust’s internal controls;

(u) any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Sponsor believes to be reliable and accurate, and the Sponsor has obtained the written consent to the use of such data from such sources to the extent required; and

(v) neither the Sponsor, nor any of the Sponsor’s directors, members, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of asset of the Trust to facilitate the sale or resale of the Shares.

For purposes hereof, the term “Registration Statement” shall mean the Registration Statement as amended or supplemented from time to time up to the date hereof, and the term “Prospectus” shall mean the Prospectus as amended or supplemented from time to time up to the date hereof.

2. Each of the obligations of the Sponsor to be performed by it on or before the date hereof pursuant to the terms of the Agreement, and each of the provisions thereof to be complied with by the Sponsor on or before the date hereof, has been duly performed and complied with in all material respects. Capitalized terms used, but not defined herein shall have the meanings assigned to such terms in the Agreement.

IN WITNESS WHEREOF, I have hereunto, on behalf of the Sponsor, subscribed my name this ___ day of ________, ____.

By:
Name:
Title:

I, ___________, in my capacity as [title], hereby certify that _____________ is the duly elected [title] of the Sponsor, and that the signature set forth immediately above is [his/her] genuine signature.

IN WITNESS WHEREOF, I have hereunto set my hand as of the date first set forth above.

By:
Name:
Title:

EXHIBIT E

TO

AUTHORIZED PARTICIPANT AGREEMENT

CREATION AND REDEMPTION BASKETS

SHARE REQUIREMENT AND FEES

AS OF [DATE]

The size of the Basket for the Trust is set forth in the Prospectus.

The amount of the “Transaction Fee” provided for in Section 5 of this Agreement for the Trust is set forth in the Prospectus. As of the date of this Agreement, the Transaction Fee is [dollar amount] per Order.

These Basket sizes and Transaction Fees may be adjusted from time to time as set forth in the Prospectus without amending this Exhibit E.